UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2014

Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(855) 324-6288

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On April 11, 2014 Mr. Jim Holden resigned from the Board of Directors of Echo Automotive, Inc. (the “Company”). Mr. Holden resigned in order to spend time on another business. At the time of his resignation there was an outstanding note payable to Mr. Holden for $100,000 plus interest that matured April 11, 2014. The note was subsequently paid. The Company has instituted procedures to insure more timely filing on any future changes in Directors.

Resignation of Officer

Effective June 17, 2014, the Company received the resignation of Mr. Patrick Van Den Bossche from his position as Chief Operating Officer, Managing Director. Simultaneous with his resignation Mr. Van Den Bossche terminated the consulting agreement between VDB Associates, LLC (of which Mr. Van Den Bossche is the principal owner) and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC. a Nevada corporation

Dated: June 26, 2014	By:	/s/ William D. Kennedy
William D. Kennedy
Chief Executive Officer